EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

ALABAMA

1.	CompBenefits of Alabama, Inc.

ARKANSAS

1.	American Dental Providers of Arkansas, Inc. - Doing Business As:
a.	CompBenefits

DELAWARE

1.	American Tax Credit Corporate Georgia Fund III, L.L.C. (1)
2.	Availity, L.L.C. (2)
3.	CompBenefits Corporation
4.	CompBenefits Direct, Inc.
5.	DefenseWeb Technologies, Inc.
6.	Dental Health Management, Inc.
7.	Emphesys, Inc. — Doing Business As:
a.	Texas-Emphesys, Inc. (TX)
8.	Green Ribbon Health, L.L.C. (3)
9.	Health Value Management, Inc. – Doing Business As:
a.	ChoiceCare Network
b.	National Transplant Network
10.	Humana Inc. – Doing Business As:
a.	H.A.C. Inc. (KY)
b.	Humana of Delaware, Inc. (CO)
11.	Humana Innovation Enterprises, Inc. – Doing Business As:
a.	Personal Nurse (KY)
12.	Humana Military Healthcare Services, Inc. – Doing Business As:
a.	Humana Military Health Services, Inc. (IL)
13.	Humana Military Pharmacy Services, Inc.
14.	Humana Pharmacy, Inc. – Doing Business As:
a.	Humana Mail (FL, IL, KY, TX)
b.	The Pharmacy (TX)
c.	PrescribIT
d.	RightSource
e.	RightSource Mail
15.	Humana Veterans Healthcare Services, Inc. – Doing Business As:
a.	HVHS, Inc. (TX)
16.	HumanaDental, Inc.
17.	KMG Capital Statutory Trust I
18.	Sensei, Inc. (4)

ENGLAND & WALES

1.	Humana Europe, Ltd.

FLORIDA

1.	CAC-Florida Medical Centers, LLC
2.	CarePlus Health Plans, Inc. - Doing Business As:
a.	Solicare Health Plans
3.	CompBenefits Company
4.	CompBenefits Dental and Vision Company
5.	CPHP Holdings, Inc.
6.	HUM-e-FL, Inc.
7.	Humana Health Insurance Company of Florida, Inc.
8.	Humana Medical Plan, Inc. - Doing Business As:
a.	Coastal Pediatrics-Daytona
b.	Coastal Pediatrics-Port Orange
c.	Coastal Pediatric-Ormond
d.	Flagler Family Practice
e.	Florida Comfort Choice
f.	Florida Dermatology Center
g.	Humana Family
h	Humana Medical Plan-West Palm Beach
i.	Internal Medicine of Daytona
j.	Orange Park Family Health Care
k.	Suncoast Medical Associate
9.	OHS, Inc.
10.	Ultimate Optical, Inc.

GEORGIA

1.	CompBenefits of Georgia, Inc.
2.	Humana Employers Health Plan of Georgia, Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.
2.	Dental Care Plus Management, Corp. – Doing Business As:
a.	CompBenefits
3.	INFOCUS Technology, Inc.
4.	The Dental Concern, Ltd. - Doing Business As:
a.	TDC (MO)

KENTUCKY

1.	CHA HMO, Inc. – Doing Business As:
a.	CHA Health (IN, KY)
2.	CHA Service Company
3.	Humana Active Outlook, Inc.
4.	Humana Health Plan, Inc. - Doing Business As:
a.	Humana Health Care Plans of Indiana (IN)
b.	Humana Health Plan Administrators (CA)
5.	Humana Insurance Company of Kentucky
6.	Humana MarketPOINT, Inc. – Doing Business As:
a.	Humana MarketPOINT Insurance Sales (CA)
7.	Humco, Inc.
8.	Preservation on Main, Inc.
9.	The Dental Concern, Inc. - Doing Business As:
a.	The Dental Concern/KY, Inc. (IN)
b.	The Dental Concern/KY, Inc. (MO)
10.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Humana Health Benefit Plan of Louisiana, Inc. - Doing Business As:
a.	Humana
b.	Humana of Louisiana
2.	Humana Health Plan Interests, Inc.

NEW YORK

1.	Humana Insurance Company of New York

NORTH CAROLINA

1.	American Dental Plan of North Carolina, Inc.

OHIO

1.	Humana Health Plan of Ohio, Inc. - Doing Business As:
a.	ChoiceCare/Humana (IL, IN, KY, OH)
b.	Humana/ChoiceCare (IL, IN, KY, OH)

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.
4.	Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company

TENNESSEE

1.	Kanawha Healthcare Solutions, Inc. - Doing Business As:
a.	Kanawha HealthCare Solutions Administrators (CA)

TEXAS

1.	CompBenefits Insurance Company
2.	DentiCare, Inc. - Doing Business As:
a.	CompBenefits
3.	Corphealth Healthcare, Inc.
4.	Corphealth, Inc.
5.	Corphealth Provider Link, Inc.
6.	Emphesys Insurance Company
7.	Humana Health Plan of Texas, Inc. - Doing Business As:
a.	Humana Health Plan of San Antonio
8.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.

VERMONT

1.	Managed Care Indemnity, Inc. - Doing Business As:
a.	Witherspoon Parking Garage (KY)

VIRGINIA

1.	KMG America Corporation

WISCONSIN

1.	CareNetwork, Inc. - Doing Business As:
a.	CARENETWORK
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation - Doing Business As:
a.	WHOIC
b.	WHO
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan (5)

(1)	Ownership is 58.1736% by Humana Insurance Company, 1.6029% by The Savannah Bank, N.A., an unaffiliated entity and 40.2133% by GMAC Insurance Georgia, L.L.C., an unaffiliated entity. It is a Delaware L.L.C. investment fund organized for the purpose of investing in apartment complexes generating Georgia state low income housing tax credits.

(2)	Ownership is 28% by HUM-e-FL, Inc., 42% by Navigy, Inc., an unaffiliated entity, and 30% by Health Care Service Corporation, an unaffiliated entity.

(3)	Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Pfizer Health Solutions, Inc., an unaffiliated entity.

(4)	Ownership is 50% by Humana Innovation Enterprises, Inc. and 50% by Card Guard AG, an unaffiliated entity.

(5)	Ownership is 50% by CareNetwork, Inc. and 50% by New Health Services, Inc., an unaffiliated entity.